Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-54783, 33-54789, 33-61471, and 33-61473 of Gottschalks Inc. on Form S-8 of our report dated April 30, 2003 (which expresses an unqualified opinion and contains explanatory paragraphs relating to the adoption of new accounting standards), appearing in this Annual Report on Form 10-K of Gottschalks Inc. for the year ended February 1, 2003.

/s/ Deloitte & Touche LLP

Fresno, California
April 30, 2003